SECOND
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               UNILAB CORPORATION


   (Under Sections 242 and 245 of the General Corporation Law of Delaware)

            We, the undersigned, Robert E. Whalen and David W. Gee, being respectively the President and the Secretary of Unilab Corporation, a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

            1.    The name of the Corporation is Unilab Corporation.

            2. The original Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on January 6, 1993, under the name MetCal, Inc. The Certificate of Incorporation was restated on July 23, 1993. The Certificate of Incorporation was amended, changing the name of the Corporation to Unilab Corporation on November 10, 1993.

            3. This Second Amended and Restated Certificate of Incorporation (i) restates and amends the provisions of the Restated Certificate of Incorporation, as amended, as provided herein in its entirety, and (ii) was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware.

            4. The text of the Second Amended and Restated Certificate of Incorporation is hereby set forth to read as follows:

            Section 1. The name of the corporation is Unilab Corporation. (Hereinafter referred to as the "Corporation").

            Section 2. The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware, 19805. Corporation Service Company is the Corporation's registered agent at that address.

            Section 3. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

            Section 4. The aggregate number of shares of stock which the Corporation shall have authority to issue is 30,000,000 shares, all of which shall be designated Common Stock, with a par value of $.01 per share. No share shall be issued until it has been paid for, and all shares, when and as issued, shall thereafter be nonassessable.

            The Common Stock of the Corporation shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges in this Second Amended and Restated Certificate of Incorporation, including, but not limited to, the following rights and privileges: (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends; (b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and
(c) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

            Section 5. The election of directors of the Corporation need not be by written ballot, unless the Bylaws of the Corporation provide otherwise.

            Section 6. The Board of Directors shall have the power to make, alter, or repeal the Bylaws of the Corporation, subject to the right of the stockholders of the Corporation to alter or repeal any provision of the Bylaws made by the Board of Directors.

            Section 7. The stockholders of the Corporation shall not be entitled to preemptive rights to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of capital stock of the Corporation, or any options or warrants to purchase shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

            Section 8. The stockholders shall not be entitled to cumulative voting.

            Section 9. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Except as otherwise provided by this Second Amended and Restated Certificate of Incorporation, if a quorum is present, the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

            Section 10. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 10 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this section.

            Section 11. The Corporation shall, to the fullest extent permitted by the provisions of the General Corporation Law of Delaware, as now or hereafter in effect, indemnify all persons whom it may indemnify under such provisions. The indemnifications provided by this Section shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled whether as a matter of law, under the Bylaws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

            Section 12. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extend permitted by paragraph
(7) of Subsection (b) of Section 102 of the General Corporation Law of Delaware, as the same may be amended and supplemented.

            Section 13. The Corporation shall have authority, to the fullest extent now or hereafter permitted by the General Corporation Law of Delaware, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding the fact that his or their votes are counted for such purposes. Both common and interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

            Section 14. The Corporation shall not be governed by Section 203 of the General Corporation Law of Delaware.

            Section 15. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate in any manner now or hereafter prescribed or permitted by the General Corporation Law of Delaware and does further authorize at any time prior to the filing of such amendment with the Delaware Secretary of State, notwithstanding authorization of the proposed amendment by the stockholders of the Corporation, the Board of Directors may abandon such proposed amendment without further action by the stockholders.

            Section 16. The foregoing has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware.

            IN WITNESS  WHEREOF,  the Corporation has caused this certificate to
be  executed  by   ____________________,   its   President,   and   attested  by
_______________, its Secretary, this _______ day of ___________, 2000.


                                         By: _______________________
                                         Name:  ___________________
                                         Title: President

Attest

By: ___________________
Name: ________________
Title:      Secretary